Exhibit 7.4

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

☐ CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A

TRUSTEE PURSUANT TO SECTION 305(b)(2)

Computershare Trust Company, National Association

(Exact name of trustee as specified in its charter)

National Banking Association (Jurisdiction of incorporation or organization if not a U.S. national bank)	04-3401714 (I.R.S. Employer Identification Number)

150 Royall Street, Canton, MA (Address of principal executive offices)	02021 (Zip Code)

Law Department

Computershare Trust Company, National Association

150 Royall Street, Canton, MA

02021 (781) 575-2000

(Name, address and telephone number of agent for service)

Canadian Natural Resources Limited

(Exact name of obligor as specified in its charter)

Alberta (State or other jurisdiction of incorporation or organization)	1311 (Primary Standard Industrial Classification Code Number (if applicable))	Not Applicable (I.R.S. Employer Identification Number)
Suite 2100, 855-2nd Street, S.W. Calgary, Alberta, Canada (Address of principal executive offices)		T2P 4J8 (Postal Code)

Debt Securities

(Title of the indenture securities)

Item 1.	General Information. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

340 Madison Avenue, 4th Floor

New York, NY 10017-2613

(b)	Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.

Item 2.	Affiliations with the obligor. If the obligor is an affiliate of the trustee, describe such affiliation.

None.

Items 3-15.	No responses are included for Items 3-15 of this Form T-1 because, to the best of the Trustee’s knowledge, neither the obligor nor any guarantor is in default under any Indenture for which the Trustee acts as Trustee and the Trustee is not a foreign trustee as provided under Item 15.

Item 16.	List of exhibits. List below all exhibits filed as a part of this statement of eligibility.

1.            A copy of the articles of association of the trustee. (See Exhibit 1 to Form T-1 filed with Registration Statement No. 333-200089).

2.            A copy of the certificate of authority of the trustee to commence business.

3.            A copy of the Comptroller of the Currency Certification of Fiduciary Powers for Computershare Trust Company, National Association.

4.            A copy of the existing bylaws of the trustee, as now in effect. (See Exhibit 4 to Form T-1 filed with Registration Statement No. 333-200089).

5.            Not applicable

6.            The consent of the Trustee required by Section 321(b) of the Act.

7.            A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

8.            Not applicable

9.            Not applicable

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, Computershare Trust Company, National Association, a national banking association, organized and existing under the laws of the United States, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of St. Paul, and State of Minnesota, on the 27th day of July, 2023.

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION
By:	/s/ Corey J. Dahlstrand
	Name:	Corey J. Dahlstrand
	Title:	Vice President

EXHIBIT 2

A copy of the Comptroller of the Currency Certificate of Corporate Existence for Computershare Trust Company, National Association, dated July 3, 2023.

() Office of the Comptroller of the Currency Woshlngton, DC 20219 CERTIFICATE or CORPORA TE EXISTENCE AND FIDUCIARY POWERS I, Michael J. Hsu. Acting Comptroller of Ute Currency. do hereby certify that: I. The Comptroller of the Currency. pursuant to Revised Statutes 324, et seq, as amended. and 12 USC I. et seq, as amended, has possession, custody, and control of :ill records pertaining to the. chartering, regulatio~ and supervision of all nationaJ banking associations. 2. "Computersharc Trust Company. National Association." Canton, Massachusetts (Charter No. 23148). is a national banking association fomted under the laws of the United States and is authorized thereunder to transact the business of banking and exercise fiduciary powers on the date of this certificate. IN TESTIMONY WHEREOF. today. July 3. 2023. I ha,•e hereunto subscribed my name and caused my seal of office to be affixed to these pre-sent-.; at the U.S. Department of the Treasury, in the City of Washington. District of Columbia. Ac ng Comptroller of Ute Currency 2023--00914-C

EXHIBIT 3

A copy of the Comptroller of the Currency Certification of Fiduciary Powers for Computershare Trust Company, National Association, dated July 3, 2023.

 () Office of the Comptroller of the Currency Woshlngton, DC 20219 CERTIFICATE OF CORPORA TE EXISTENCE AND flDUCIARY POWERS I, Michael J. Hsu. Acting Comptroller of tlte Currency. do hereby certify that: I. The Comptrollecr of the Currency. pursuant to Revised Statutes 324, et seq, as amended. and 12 USC I. et seq, as amended, has possession, custody, and control of all records pertaining to the. chartering, regulation, and supervision of all nationaJ banking associations. 2. "Computershare Trust Company. National Association ... Canton. Massachusetts (Charter No. 23 148). is o national banking association fomted under the lows of the United States and is authorized thereunder to transact the business of banking and exercise fiduciary po\vers on tl1e date of this certificate. IN TESTIMONY WHEREOF. today. July 3. 2023. I ha,•e hereunto subscribed my name and caused my seal of office to be affixed to these pre-sent-.; at the U.S. Department of the Treasury1 in the City of Washington. District of Columbia. Ac ng Comptroller of the Currency 2023-00914-C

EXHIBIT 6

CONSENT OF THE TRUSTEE

Pursuant to the requirements of Section 321 (b) of the Trust Indenture Act of 1939, and in connection with the proposed issue of debt securities, Computershare Trust Company, National Association hereby consents that reports of examinations by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION
By:	/s/ Corey J. Dahlstrand
	Name:	Corey J. Dahlstrand
	Title:	Vice President

July 27, 2023

EXHIBIT 7

Consolidated Report of Condition of

Computershare TRUST COMPANY, NATIONAL ASSOCIATION

150 Royall Street, Canton, MA 02021

at the close of business December 31, 2022.

Dollar Amounts In Thousands
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	3,297
Interest-bearing balances	354,504
Securities:
Held-to-maturity securities	-0-
Available-for-sale securities	-0-
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices	-0-
Securities purchased under agreements to resell	-0-
Loans and lease financing receivables:
Loans and leases held for sale	-0-
Loans and leases, net of unearned income	-0-
LESS: Allowance for loan and lease losses	-0-
Loans and leases, net of unearned income and allowance	-0-
Trading assets	-0-
Premises and fixed assets (including capitalized leases)	7,524
Other real estate owned	-0-
Investments in unconsolidated subsidiaries and associated companies	-0-
Direct and indirect investments in real estate ventures	-0-
Intangible assets:
Goodwill	671,815
Other intangible assets	-0-
Other assets	139,364
Total assets	1,176,504
LIABILITIES
Deposits:
In domestic offices	-0-
Noninterest-bearing	-0-
Interest-bearing	-0-
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices	-0-
Securities sold under agreements to repurchase	-0-
Trading liabilities	-0-
Other borrowed money:
(includes mortgage indebtedness and obligations under capitalized leases)	-0-
Not applicable
Not applicable
Subordinated notes and debentures	-0-
Other liabilities	184,765
Total liabilities	184,765
EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	500
Surplus (exclude all surplus related to preferred stock)	827,224
Retained earnings	164,015
Accumulated other comprehensive income	-0-
Other equity capital components	-0-
Total bank equity capital	991,739
Noncontrolling (minority) interests in consolidated subsidiaries	-0-
Total equity capital	991,739
Total liabilities and equity capital	1,176,504

I, Robert G. Marshall, Assistant Controller of the above named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

Robert G. Marshall
Assistant Controller